UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2006

BIDZ.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of		(IRS Employer
incorporation or organization)	(Commission File Number)	Identification Number)

3562 Eastham Drive Culver City, California	90232
(Address of principal executive offices)	(Zip Code)

310-280-7373
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 20, 2006 Bidz.Com Corporation (“Bidz.Com of the Company”) issued a press release to announce that Felipe Cariño, Jr  is joining the company as Chief Tecknology Officer.  Mr. Cariño joins the Company with over 30 years experience pioneering and developing leading-edge database, storage, internet and electronic products with a number of leading companies. Prior to joining Bidz.com, Mr. Cariño conceived and led the development of five major new products as Chief Technology Officer of StoragesSQL and 4Medica, as well as Director of Strategic New Business for Filetek and Chief Architect for Teradata. Mr. Cariño has co-authored two IEEE book chapters, published over 20 conference and journal papers and is an editor for the Information Systems Journal. Mr. Cariño holds an Executive M.B.A. from USC, as well as a Master of Science degree in Computer Science and two Bachelor’s degrees (Computer Science and Mathematics) from New York University.

Item 9.01  Financial Statements and Exhibits.

(a)          Not applicable

(b)         Not applicable

(c)          Not applicable

(d)         Exhibits

                    99.1   Press Release Dated September 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2006	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer